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EVERY SEAT IS AN OWNER'S BOX
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EVERY SEAT IS AN OWNER'S BOX
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10:17
COMMONWEALTH
EVERY SEAT IS AN OWNER'S BOX
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10:18
COMMONWEALTH
OVERVIEW
PEDIGREE
GALLERY
WRITE UP
2018 BAY COLT
(Orb x Latique)
$50.00
Share Price
$125,000
Estimated Offering
RESERVE MY SPOT


10:18
2018 BAY COLT
OVERVIEW
PEDIGREE
GALLERY
WRITE UP
DETAI
Family Facts
Sire (Dad) won the 2013 Kentucky Derby & was 3rd in the Belmont Stakes
Sire earned $2.6M in 12 races
Dam (Mom) earned $115,716
Sire's progeny have earned in excess of $5.6M
Sire had 58 winning offspring in 2019 alone
Explore Interactive Pedigree ›
RESERVE MY SPOT


10:18
PEDIGREE
Malibu Moon
Orb
Lady Liberty
2018 Bay Colt
Elusive Quality
Latique
Chatique

10:18



Orb

Sire

Quick Stat

2013 Kentucky Derby Winner
Earned $2.6M in 12 races

The Skinny

Ranked #1 sire of his freshman class. In 2013, Orb won the Florida Derby and the Kentucky Derby, beating other classic performers such as Goldencents, Palace Malice, Will Take Charge, Verazzano, and Overanalzye. He also placed 4th in the Preakness and 3rd in the Belmont.


10:18
Latique
Dam
Quick Stat
3× Graded Stakes Placed
Earned $115,716
The Skinny
Trained by Graham Motion, Latique placed in multiple graded stakes races on both the dirt and turf.

10:18

×



Malibu Moon

Paternal Grand Sire

Quick Stat

Sire of 17 Grade I Winners
(Top 4 Among Active Stallions)

The Skinny

One of the leading sires in North America with the stats to back up his strong record. Sire of Come Dancing, America's Fastest Female in 2019 based on 114 Beyer and 1/4 Ragozin figure, as well as Top 5 Sire by Graded-Stakes winners on dirt tracks in 2018.


10:18
Lady Liberty
Paternal Grand Dam
Quick Stat
Earned $202,045
The Skinny
Comes from the famous family of champion mare Ruffian who won 10 consecutive races and marked her place in history as one of the greatest race mares of all time.

10:18



Elusive Quality

Dam Sire

Quick Stat

Broke the ⅞ mile track record at Gulfstream Park, and the 1 mile turf world record at Belmont Park.

The Skinny

Sire of 134 graded-stakes winners including Smarty Jones winner of the 2004 Kentucky Derby and Preakness, Quality Road the #1 General Sire of 2019 & earner of $2.2M, as well as She's a Julie earner of $1,021,880.


10:18
Chatique
Maternal Grand Dam
Quick Stat
Dam of 7 winners, including 2 Graded Stakes horses.
The Skinny
Half-sister to Fantastic Fellow, earner of $633,369 in the US & UK.


10:18
2018 BAY COLT
OVERVIEW
PEDIGREE
GALLERY
WRITE UP
DETAILS
RESERVE MY SPOT

10:18



He's got the look! A well balanced body, beautiful shoulder and strong hip.



Built like his sire, this colt should be primed for classic distances (one mile or longer) on the dirt or turf.

10:18



He has a broad chest and ample heart girth, providing the heart and lung capacity needed to run the classic distances.



Not only is he beautiful, he is brave, curious and intelligent!



Horsemen believe there is a great deal you learn by looking a horse in the eye: bravery, intelligence, heart.



Looking out for his new owners!



In his stall ready for training in Ocala, FL.



Orb (Sire) standing at the legendary Claiborne Farm.



Orb won the 2013 Kentucky Derby in style. Trailing the pack in 15th place, he made a bold 6 wide move on the far outside to capture the win in the final furlong!



Orb pulling ahead of the pack with Golden Soul, Normandy Invasion, and Mylute trailing behind.



Joel Rosario celebrating his first Kentucky Derby win aboard Orb in 2013.

10:19



Latique "breaking her maiden" (winning for the first time) at Gulfstream Park for Trainer Graham Motion.

10:19

×



Fair Hill Training center where our colt will be sent in the Spring of 2020 to train with Graham Motion.

10:19



There's nothing like a day spent with friends cheering for your horse!

10:19



With Commonwealth you can get closer to the action and have a real owner's experience!


10:19
2018 BAY COLT
ERVIEW
PEDIGREE
GALLERY
WRITE UP
DETAILS
This big bay colt has all the traits of a promising race prospect. A strong, balanced body. Good feet. And a pedigree full of proven racehorses with the class required to perform at the highest levels.
Internationally renowned bloodstock agent Marrette Farrel identified this colt as a unique opportunity for Commonwealth and suggested we scoop him up right away. She remarked that he looks like a horse well suited for the classic distances (one mile or more) that would do well on the dirt or turf. After spending time with him, we were impressed by his intelligence, bravery, and precocious attitude.
RESERVE MY SPOT

9:41 AM

2018 BAY COLT

ERVIEW PEDIGREE GALLERY WRITE UP DETAILS

Horse Details

Location	Ocala, FL
Prep Trainer	Tony Everard
Racing Circuit	East Coast
Racing Trainer	Graham Motion
DOB	February 23, 2018
Sex	Colt
Breeder	Mineola Farm
Place of Birth	Kentucky

Offering Details

Price Per Shares	$50.00
Number of Shares	2,500
Estimated Offering Amount	$125,000

Regulatory Disclosures

RESERVE MY SPOT

12:42 LTE

Regulatory Disclosures

COMMONWEALTH

Regulatory Disclosures

Commonwealth Thoroughbreds LLC is "testing the waters" to gauge market demand from potential investors for an offering of its units of ownership interest under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted.

No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "SEC") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind.

No offer to buy securities can be accepted and no part of the purchase price can be received before an Offering Statement has been qualified by the SEC, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date. Prospective investors are urged to carefully review the Offering Statement once qualified. You may obtain a copy of our current Preliminary Offering Circular here.

12:42 LTE

Regulatory Disclosures

COMMONWEALTH

commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "SEC") and approval of any other required government or regulatory agency. An indication of interest made by a prospective investor is non-binding and involves no obligation or commitment of any kind.

No offer to buy securities can be accepted and no part of the purchase price can be received before an Offering Statement has been qualified by the SEC, and any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance is given after the qualification date. Prospective investors are urged to carefully review the Offering Statement once qualified. You may obtain a copy of our current Preliminary Offering Circular here.

Securities are offered to investors through North Capital Private Securities, a registered Broker-Dealer, and member of FINRA and SIPC, with which Commonwealth Markets Inc. has partnered.

These private investments are highly illiquid and carry the risk of complete loss of invested capital and are not suitable for all investors.


10:25
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1:21

FAQ

COMMONWEALTH

FREQUENTLY ASKED QUESTIONS

What is Commonwealth?

Our mission is to become the most exciting horse racing ownership team in the world. We allow people to use their common wealth to access world class investments and experience the thrill of ownership otherwise reserved for a select group of people.

What am I investing in?

What's included with my

1:21

FAQ

What am I investing in?

You are investing in shares of a single asset company that owns an elite racehorse.
Our offerings and shares are regulated and qualified by the SEC.
This means that we are required to publicly disclose information like acquisition costs, management fees, and all other information associated with the horse. So you can expect full transparency for all of your investments.

What's included with my investment?

Can I see the horses race?

Aren't racehorses expensive?

What's included with my investment?

If your horse wins, you'll receive your portion of the horse's net earnings whether from race purses, private sales or even future breeding earnings. Timing of distributions is at the discretion of the manager.

And it's not just an investment, it's an experience unlike any other! You'll receive weekly updates, behind the scenes content, race replays and so much more!

Can I see the horses race?

Aren't racehorses expensive?

Who owns the horses?

1:21

FAQ

Can I see the horses race?

Yes! That is what this is all about!
You're part of the team so you'll be able to watch races from your phone or at our trackside experiences.

Aren't racehorses expensive?

Who owns the horses?

How are the horses selected?

Can I make money?

Our Preliminary Offering Circular is now available!
Click here

1:21

FAQ

Aren't racehorses expensive?

The best horses usually are expensive, which is why we created a way for more people to get involved. Our investments start around $50 per share and make it easy for you to own a piece of the action and experience the Sport of Kings!

Who owns the horses?

How are the horses selected?

Can I make money?

Our Preliminary Offering Circular is now available! Click here.

1:21

FAQ

COMMONWEALTH

Who owns the horses?

Investors own the horses through a limited liability company. Commonwealth directs the horses' training and racing as manager of the company.

How are the horses selected?

Can I make money?

Our Preliminary Offering Circular is now available! Click here.

Terms of Use Privacy Policy Contact Us

1:21

FAQ

COMMONWEALTH

Who owns the horses?

Investors own the horses through a limited liability company. Commonwealth directs the horses' training and racing as manager of the company.

How are the horses selected?

Can I make money?

Our Preliminary Offering Circular is now available! Click here.

Terms of Use Privacy Policy Contact Us

1:21

FAQ

COMMONWEALTH

How are the horses selected?

Commonwealth works with experienced and successful bloodstock agents to select horses from America's leading auctions, breeding farms and trainers.

Can I make money?

Our Preliminary Offering Circular is now available! Click here.

Terms of Use Privacy Policy Contact Us

1:28

FAQ

COMMONWEALTH

Can I make money?

Yes, there is an opportunity to make money!

Just like investing in any company you'll receive your share of the horse's net earnings; whether from race purses, private sales or even future breeding earnings. Timing of distributions is at the discretion of the manager.

While there is an opportunity to make money, investors should be aware that the loss of invested capital is possible.

Our Preliminary Offering Circular is now available! Click here.

12:14 LTE

Privacy Policy

COMMONWEALTH

Commonwealth Markets, Inc.
Privacy Policy

Last Updated on October 17th, 2019

Your privacy is important to us. This Privacy Policy ("Policy") applies to services provided by Commonwealth Markets Inc. ("we", "us", or "Commonwealth") and our website, mobile app, or other platform (collectively, the "Services") explains what information we collect from users of our Services (a "user", "you", or "your"), including information that may be used to personally identify you ("Personal Information") and how we use it. We encourage you to read the details below. This Policy applies to any user or visitor to or user of our Services. We will be the controller of your personal data provided to, or collected by or for, or processed in connection with our Services.

We reserve the right to change this Policy at any time. We will notify you of any changes to this Policy by sending notice to the primary email address specified in your

primary email address specified in your account or by a prominent notice on our website. Significant changes will go into effect thirty (30) days following such notification. Non-material changes or clarifications will take effect immediately. You should periodically check our website, including this privacy page, for updates. You acknowledge that your continued use of our Services after we publish or send a notice about our changes to this Policy means that the collection, use and sharing of your Personal Information is subject to the updated Policy.

What Information Do We Collect?

Information Provided by You to Us

We collect information that you knowingly give us when you create an account, contact us, or otherwise access or use our Services. This may include:

- Your name, email address, postal address, gender, telephone number, profession, social security numbers, date of birth, employer, employer address, your responses to surveys that we may ask you to complete for research purposes or to help direct Commonwealth activities, the contact

Commonwealth activities, the contact information of your representative, your social media account information.

- Details of any financial transactions you participate in on the Services, including the amount, currency, and method of payment.

Information Collected Automatically

- Your internet protocol address (i.e., IP address) and, if you access the Services from a mobile application, your unique mobile device ID number and non-email authentication.
- Browser and device information and information collected through technologies such as cookies, pixel tags, and other technologies. This Privacy Policy does not cover the use of cookies by any third parties, and we aren't responsible for their privacy policies and practices. Please be aware that cookies placed by third parties may continue to track your activities online even after you have left our Services.
- If you use our Services from a mobile device, that device will send us data about your location based on your phone settings.

How Do We Use The Information We Collect?

We use the information we collect to:

- Deliver and improve the Services and your overall user experience.
- To protect, investigate, and deter against fraudulent, unauthorized, or illegal activity.
- To link or combine user information with other Personal Information.
- To compare and verify information for accuracy and update our records.
- To validate information from users for identity verification, including verification for AML and KYC protocols.
- Email, text, message, or otherwise contact you with information and updates about us and the Services, and respond to your comments and questions, if you've provided us with the means to do so.
- On a de-identified, aggregated basis, analyze how you use the Services with tools such as Google Analytics and other tools to help us understand traffic patterns and know if there are problems with the Services.
- Create targeted advertising to promote the Services and engage our users.

Do We Share Your Personal Information?

We do not rent, sell, or share your Personal Information with other people or non-affiliated third parties except with your consent or as necessary to complete any transaction or provide any service you have requested or authorized, as set forth below.

To help us do our work, we may provide limited access to some of your Personal Information to the following third parties:

- **Partners:** Sometimes we collaborate with other organizations, including our broker-dealer, to deliver the Services. In these cases, we may share your name, contact information and other details you provided when making an account with our partners.
- **Affiliates:** We may share your information with our affiliates and/or subsidiaries.
- **Service Providers:** We work with a wide range of third party providers, notably our database administrators, cloud computing services, advertising services, data analysts, application service providers, and other non-governmental organizations.
- **Payment processors:** We work with

- **Payment processors:** We work with payment processors such as Stripe and Plaid to help process credit card transactions and other payment methods made through the Services. These payment processors will store certain information about you. Please refer to their privacy policies to learn more about how they use your Personal Information.

We may store your Personal Information and other information, such as suitability information and accreditation, investment experience, user survey responses, in our databases or any information that is necessary to enable us to operate effectively and deliver our services to you. We collect financial account information or card payment information either directly or through our partners or service providers, and we may collect information to verify your income or net-worth. Please note that we do not store your card payment information, but we do store other financial information. We may also transfer your Personal Information to a third party as a result of a merger, acquisition, reorganization or similar transaction; when required by law or to respond to legal process; to protect our customers; to protect

process; to protect our customers; to protect lives; to maintain the security of the Services; and to protect the rights or property of Commonwealth. In such event, and to the extent legally permitted, we will notify you and, if there are material changes in relation to the processing of your Personal Information, give you an opportunity to consent to such changes. Any third party with whom we share your data with will be required to provide the same or equal protection of such data as stated in this privacy policy.

Protection of Commonwealth and Others

We will also share Personal Information with companies, organizations or individuals outside of Commonwealth if we have a good-faith belief that access, use, preservation, or disclosure of your Personal Information is reasonably necessary to detect or protect against fraud or security issues, enforce our terms of use, meet any enforceable government request, defend against legal claims, or protect against harm our legal rights or safety.

How Do We Use Tracking Technologies?

A "cookie" is a small file placed on your hard drive by some of our web pages. We, or third parties we do business with, may use cookies to help us analyze our web page flow, customize our services, content and advertising, measure promotional effectiveness and promote trust and safety. Cookies are commonly used at most major transactional websites in much the same way we use them in our Services.
Even if you are only browsing the Services, certain information (including computer and connection information, browser type and version, operating system and platform details, and the time of accessing the Services) is automatically collected about you. This information will be collected every time you access the Services and it will be used for the purposes outlined in this Privacy Policy.

You can prevent or limit the usage of cookies collected from your device. An easy way of doing this is often to change the settings in your browser. If you do that you should know that (a) your use of the Services may be adversely affected (and possibly entirely prevented), (b) your experience of this and other sites that use cookies to enhance or personalize your experience may be adversely affected, and (c) you may not be

adversely affected, and (c) you may not be presented with advertising that reflects the way that you use our and other sites. You find out how to make these changes to your browser at this site: www.allaboutcookies.org/ manage-cookies/. Unless you have adjusted your browser settings so that it will refuse cookies, our system will send cookies as soon as access our Services. By using the Services, you consent to this, unless you change your browser settings.

Web beacons may be used to track the traffic patterns of users from one page to another in order to maximize web traffic flow. Our third-party advertising service providers may also use web beacons to recognize you when you visit the Site or access the Services and to help determine how you found the Services. If you would like more information about this and to know your choices about not having this information used by these companies, please visit: the Digital Advertising Alliance's website, http:// www.aboutads.info/ , or the Network Advertising Initiative's website, http://networkadvertising.org/ consumer/opt_out.asp.

How Do We Secure Your Personal Information?

How Do We Secure Your Personal Information?

Your account is protected by a password for your privacy and security. You must prevent unauthorized access to your account and Personal Information by selecting and protecting your password and/or other sign-on mechanism appropriately and limiting access to your computer or device and browser by signing off after you have finished accessing your account.

We endeavor to protect the privacy of your account and other Personal Information we hold in our records, but unfortunately, we cannot guarantee complete security. Unauthorized entry or use, hardware or software failure, and other factors, may compromise the security of user information at any time.

Your Choices Regarding Information

You have several choices regarding the use of Personal Information on the Services: Changing or Deleting Your Personal Data. All users may review, update, correct or delete the Personal Information furnished by a user in their user account (including any imported contacts) by contacting us at

imported contacts) by contacting us at help@joincommonwealth.com or by accessing your user account. For your protection, we may only share and update the Personal Information associated with the specific email address that you use to send us your request, and we may need to verify your identity before doing so. We will try to comply with such requests in a reasonably timely manner. If you completely and permanently delete all of your Personal Information, then your user account may become deactivated. If you wish to cancel your account, you may do so by emailing support@joincommonwealth.com , and any personally identifiable information associated with your account will be deleted as soon as is reasonably practical or as required by applicable law. Please note that we may retain information that is otherwise deleted in anonymized and aggregated form, in archived or backup copies as required pursuant to records retention obligations, or otherwise as required by law. We may retain an archived copy of your records as required by law or for legitimate business purposes.

Download or Access Personal Information. You can ask us for a copy of your Personal Information and can ask for a copy of

Information and can ask for a copy of Personal Information you provided in machine readable form by emailing us at help@joincommonwealth.com.

Opting Out of Email Communications. We may use some of the information we collect for marketing purposes, including to send you promotional communications about new Commonwealth features, products, events, or other opportunities. If you wish to stop receiving these communications or to opt out of use of your information for these purposes, please follow the opt-out instructions, such as clicking "Unsubscribe" (or similar opt-out language) in those communications. You can also contact us at help@joincommonwealth.com to opt out. Despite your indicated e-mail preferences, we may send you service related communications, including notices of any updates to our terms of service or privacy policy.

Links to Third Party Websites

We may provide links to other websites. We have no control over these websites, and they are subject to their own terms of use and privacy policies. As such, we do not endorse and are not responsible for the

endorse and are not responsible for the availability of, or for any content, advertising, products, or other materials on or available from, these third-party websites. By using the Services, you agree that we will not be liable for any damage or loss caused by your use of or reliance on any content, advertising, products, or other materials on or available from these third party websites.

How We Respond to Do Not Track Signals

Your browser settings may allow you to automatically transmit a Do Not Track signal to websites and other online services you visit. We do not alter our practices when we receive a Do Not Track signal from a visitor's browser because we do not track our visitors to provide targeted advertising. To find out more about Do Not Track, please visit http://www.allaboutdnt.com .

Third Party Direct Marketing

We do not share personal data with third parties for their direct marketing purposes without your consent.

A Note to Users Outside the United States

A Note to Users Outside the United States

Commonwealth is based in the United States. The Services are controlled and operated by us from the United States and are not intended to subject us to the laws or jurisdiction of any state, country or territory other than that of the United States. Your Personal Information may be stored and processed in any country where we have facilities or in which we engage service providers, and by using the Services you consent to the transfer of information to countries outside of your country of residence, including the United States, which may have data protection rules that are different from those of your country. In certain circumstances, courts, law enforcement agencies, regulatory agencies or security authorities in those other countries may be entitled to access your Personal Information.

Contact Us

If you have any questions about this Policy, your Personal Information, or the Services, you can contact help@joincommonwealth.com.

12:24 LTE

Terms of Service

COMMONWEALTH

Commonwealth Markets, Inc. Terms of Service

Last Updated on October 17th, 2019

These Terms of Service ("Terms") govern your use of services provided by Commonwealth Markets Inc. ("we", "us", "our", or "Commonwealth"), including without limitation our website (joincommonwealth.com), mobile applications, or other digital products (collectively, the "Services"). Through the Services, users are able to buy smaller shares of high value Thoroughbred horses. These Terms are a binding legal agreement between you or the entity you represent ("you") and Commonwealth. In these Terms, "you" and "your" refer to you, a user of the Services. A "user" is you or anyone who accesses, browses, or in any way uses the Services. The Services are available for residents of the United States and Canada only in the states or provinces where Commonwealth or its authorized broker-dealers are registered.

12:25 LTE

Terms of Service

Please be aware that these Terms include, among other things, a binding arbitration provision that requires you to submit to binding and final arbitration on an individual basis to resolve disputes, rather than jury trials or class actions. Please see Section 11, below.

These Terms refer to our privacy policy (" Privacy Policy "), incorporated into these Terms by reference, which also applies to your use of the Services and which sets out the terms on which we process any personal data or information we collect from you or that you provide to us.
Please read these Terms carefully, as they may have changed. Though your access and use of the Services is governed by the Terms effective at the time, please note that we may revise and update these Terms from time to time at our discretion. If we make material changes to these Terms, we will notify you by email or by posting a notice on our website prior to the effective date of the changes. These Terms are to ensure that you will use the Services only in the ways in which we intend for it to be used.

By accessing or using the Services:

(a) You acknowledge that you have read, understood, and accept these Terms and any additional documents or policies referred to in or incorporated into these Terms;

(b) If these Terms have materially changed since you last access or used the Services, you acknowledge and agree that your continued access or use of the Services constitutes your acceptance of the changed Terms;

(c) You represent and warrant that you are at least 18 years of age and have the right, authority, and capacity to enter into these Terms, either on behalf of yourself or the entity that you represent; and

(d) You consent to receive communications from us electronically, and you agree that such electronic communications, notices, and postings satisfy any legal requirements that such communications be in writing.

DISCLAIMER REGARDING INVESTMENTS AND RELATED CONTENT

Nothing contained in the Services (including any Commonwealth Content) constitutes investment, financial, accounting, tax or legal advice; nor should be considered an offer, solicitation of an of- fer or advice to buy or sell securities. Any decisions based on the information contained in the Services are the sole responsibility of the user of the Services. The securities made available through or discussed on the Services may not be suitable for all investors.

Commonwealth makes no representations that such securitized assets are available to or appropriate for investors or users in all jurisdictions or locations, nor that any investment vehicle is available or suitable for any particular user or purpose. All users – persons or entities – accessing the Services do so on their own initiative and are responsible for compliance with applicable local laws and regulations.

General Risks - Investing involves risk, including market risks and conditions such as inflation and political and economic environment, and investments may lose value. Before investing, consider your investment objectives, financial resources, experience, risk factors and tolerance and fees related to investing through our Services. Past performance does not guarantee future results. Investment

Terms of Service

guarantee future results. Investment outcomes and projections are hypothetical in nature and cannot be guaranteed. Alternative asset investments involve higher risks than traditional investments and may have different financial or tax implications.

By using the Services, You represent and warrant that:

- You have read and understand the discussion of risks in this Disclaimer section and within the Terms, and you are aware of the risks of any investment in alternative assets;
- You will use your own judgment before making any decision to invest any amount of money in any investment vehicles made available through the Services;
- You will be solely responsible for complying with applicable law regarding any transaction, including without limitation the determination of whether any investment complies with the terms of local law (whether the law of a US state, or the law of any foreign government with jurisdiction over you or any investor);
- You will obtain professional advice as is appropriate to protect your interests, including any legal, accounting, financial or other relevant advice;

other relevant advice;

- You understand that Commonwealth is not acting as an investment advisor or in any other capacity in relation to assets made available through the Services, and Commonwealth is not providing any advice related to such assets or is or will be in any way responsible for the success or failure of your investments made through the Services; and
- You are not relying upon any person or entity, other than the underlying issuer of an investment in making its investment or decision to invest in any alternative asset made available on the Services.

1. Accessing the Services.

We grant you a personal, limited, revocable, non-exclusive and non-transferable license to access and use the Services subject to the restrictions set out in these Terms. This license is exclusive to you and you may not sublicense the usage of the Services. It is a condition of your use of the Services that the information you provide is correct, current, and complete. Your use of the Services is at your own risk, including the risk related to investments in the alternative assets made available through our marketplace. You are responsible for making

marketplace. You are responsible for making all arrangements necessary for you to have access to the Services. We may close your account, suspend your ability to use certain portions of the Services, and/or ban you altogether from the Services for any or no reason, and without notice or liability of any kind. You agree that we will not be liable to you for any unavailability, modification, suspension or discontinuance of the Services. The Services are provided exclusively for personal and noncommercial usage.

2. Account Registration and Account Security.

Some or all of the Services and certain features or functionalities may require you to register an account with us. When you do, we may ask you to provide certain registration details such as your email address or other information about yourself. In the event Commonwealth provides the option to register for the Services through your account on a third-party platform (such as Facebook or Google), you authorize Commonwealth to access such account as permitted under the applicable terms and conditions that govern your use of such account (including accessing and using your account credentials and other

using your account credentials and other information shared from the third-party platform account as authorized by you). All such information is subject to our Privacy Policy.

Once you have an account, you are responsible for all activities that occur in connection with your account. You will treat as confidential your account access credentials and will not to disclose it to any third-party. You agree to immediately notify us if you have any reason to believe that your account credentials have been compromised or if there is any unauthorized use of your account or password, or any other breach of security. We ask that you use particular caution when accessing your profile from a public or shared computer, or when using your account in a public space, such as a park or cafe or public library, so that others are not able to view or record your access credentials or other personal information.

You agree that the information that you provide us about yourself upon registration is true, accurate, current and complete. You may not impersonate someone else to create an account, create or use an account for anyone other than yourself, permit anyone else to use your account, or provide personal information for purposes of

personal information for purposes of account registration other than your own. In order to ensure we can protect and properly administer the Services and our community of users, we have the right to disable or close any user account at any time and for any reason or for no reason.

3. Prohibited Uses.

You may use the Services only for lawful purposes and in accordance with these Terms. We are under no obligation to enforce the Terms on your behalf against another user. We encourage you to let us know if you believe another user has violated the Terms or otherwise engaged in prohibited or illegal conduct.

You agree not to, and will not assist, encourage, or enable others to use the Services:

- For any commercial purpose, except as expressly permitted under these Terms.
- In a manner that is defamatory, abusive, threatening, offensive, is an invasion of a right of privacy of another person or could otherwise be reasonably expected to harm any person or entity.

- To violate any applicable national, regional, federal, state, local, or international law or regulation, or to encourage any such violation or any illegal activity.

- To create, send, knowingly receive, display, transmit, use, or reuse any material which:

-
  - Infringe any patent, trademark, trade secret, copyright, or other intellectual property rights of any other person;

-
  - Violate or assist in the violation of legal rights (including the rights of publicity and privacy) of others or contain any material that could give rise to any civil or criminal liability under applicable laws or regulations, or that otherwise may be in conflict with these Terms or our Privacy Policy; or

-
  - May be likely to deceive or confuse any person.

- Violate these Terms or any other rules or policies posted by us on our website or otherwise provided to you.

otherwise provided to you.

- Reverse engineer, reverse compile, reverse assemble or perform any other operation with the Services that would reveal any source code, trade secrets, know-how or other proprietary information.

- Modify, adapt, appropriate, reproduce, distribute, translate, create derivative works or adaptations of, publicly display, sell, trade, or in any way exploit the Services, except as expressly authorized by Commonwealth.

- Remove or modify any copyright, trademark, or other proprietary rights notice that appears on any portion of the Services or on any materials printed or copied from the Ser- vices.

- Record, process, harvest, collect, or mine information about other users.

- Access, retrieve, or index any portion of the Services for purposes of constructing or populating a searchable database.

- Use any robot, spider, or other

- Use any robot, spider, or other automatic devices, process, or means to access the Services for any purpose.
- Use the Services to transmit any computer viruses, worms, defects, Trojan horses, or other items of a destructive nature (collectively, "Viruses").
- Use the Services to violate the security of any computer network, crack passwords or security encryption codes.
- Remove, circumvent, disable, damage, or otherwise interfere with any security-related features or other restrictions of the Services.
- Attempt to gain unauthorized access to, interfere with, damage, or disrupt any parts of the Services, the server on which the Services is stored, or any server, computer, or database connected to the Services.
- Attack the Services via a denial-of-service attack or a distributed denial-of-service attack.
- Otherwise, attempt to interfere with the

proper working of the Services.

The restrictions above only apply to the extent permissible under applicable law. Nevertheless, you agree not to act contrary to them (even if permissible under applicable law) without providing 30 days' prior written notice to us help@joincommonwealth.com, together with any information that we may reasonably require to give us an opportunity to provide alternative remedies or otherwise accommodate you at our sole discretion.

4. IP Ownership.
We own the Services and all of our trademarks, logos, branding, and any other Content that we create in connection with the Services ("Commonwealth Content") , including current and future proprietary rights of every kind and nature however denominated throughout the world, registered or unregistered, associated with such Commonwealth Content and the Services (collectively, "Commonwealth IP"). Except as expressly and unambiguously provided herein, we do not grant you any express or implied rights, and all rights in and to the Commonwealth IP are retained by us.

We are not responsible or liable to any third-party for the content or accuracy of any materials shared by you or any other user through the Services. You understand that when using the Services, you may be exposed to text, images, photos, audio, video, location data, and all other forms of data or communication ("Content") from a variety of sources, and that Commonwealth is not responsible for the accuracy, usefulness, safety, or intellectual property rights of or relating to such Content. We do not endorse any Content made available through the Services by any user or other licensor, or any opinion, recommendation, or advice expressed therein, and we expressly disclaim any and all liability in connection with such Content.

5. Links to other Sites.

If there are other websites and resources linked to the Services, these links are provided only for the convenience of our users. We have no control over the contents of those websites or resources and therefore cannot accept responsibility for them or for any loss or damage that may arise from your use of them. If you decide to access any of the third-party websites linked to the Services, you do so entirely at your own risk and subject to the terms and conditions of

and subject to the Terms and conditions of use for such websites.

6. No Guarantee of Service.

Although we hope to make the Services available at all times in the future, there may be times when we need to disable the Services either temporarily or permanently. The Services may be modified, updated, interrupted, suspended, or discontinued at any time without notice or liability. Keep this in mind as Commonwealth will not be liable if all or any part of the Services is unavailable at any time, for any period of time. Also, from time to time, we may restrict access to some parts of the Services, or the entire Services, to users, including registered users. We cannot and do not make any representations or warranties with respect to the devices you use to access or use the Services, including with respect to device compatibility.

7. Disclaimer of Warranties.

COMMONWEALTH HEREBY DISCLAIMS ALL WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, AND FITNESS FOR PARTICULAR PURPOSE. THE SERVICES ARE PROVIDED ON AN "AS IS" AND "AS

PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS. COMMONWEALTH DOES NOT GUARANTEE THE ACCURACY, TIMELINESS, COMPLETENESS OR USEFULNESS OF THE SERVICES OR ANY CONTENT. YOU AGREE TO USE THE SERVICES AT YOUR OWN RISK.

8. Limitation of Liability.

YOU ACKNOWLEDGE THAT YOUR ACCESS TO AND USE OF THE SERVICES AND ANY RELIANCE UPON EITHER IS AT YOUR SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW, IN NO EVENT SHALL COMMONWEALTH BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE SERVICES, WHETHER OR NOT COMMONWEALTH HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ON ANY THEORY OF LIABILITY (INCLUDING CONTRACT, TORT INCLUDING NEGLIGENCE, OR HOWSOEVER OTHERWISE) ARISING OUT OF, IN CONNECTION WITH, OR RESULTING FROM THE SERVICES. YOU SPECIFICALLY ACKNOWLEDGE THAT DOWNTIME AND COMPUTER VIRUSES ARE RISKS INHERENT IN THE USE OF THE INTERNET AND SOFTWARE PRODUCTS, AND YOU AGREE TO ASSUME RESPONSIBILITY FOR ANY HARM OR

RESPONSIBILITY FOR ANY HARM OR DAMAGES OF ANY KIND OR CHARACTER WHATSOEVER RESULTING FROM THESE POSSIBLE HARMS. YOU ALSO SPECIFICALLY ACKNOWLEDGE THAT YOU MAY BE DISCLOSING SENSITIVE, PRIVATE AND CONFIDENTIAL INFORMATION ABOUT YOURSELF IN YOUR USE OF THE SERVICES AND YOU AGREE TO ASSUME RESPONSIBILITY FOR ANY HARM OR DAMAGES OF ANY KIND OR CHARACTER WHATSOEVER RESULTING FROM YOUR RELEASE OF SUCH CONTENT.

IF YOU ARE DISSATISFIED WITH THE SERVICES OR WITH ANY OF THESE TERMS, OR FEEL WE HAVE BREACHED THESE TERMS, YOUR SOLE AND EXCLUSIVE REMEDY IS TO DISCONTINUE USING THE SERVICES. OUR TOTAL LIABILITY TO YOU FOR ANY CLAIM ARISING FROM OR RELATING TO THESE TERMS OR USE OF THE SERVICES SHALL NOT EXCEED THE GREATER OF (i) THE AMOUNT PAID BY YOU FOR THE SERVICES IN THE SIX (6) MONTHS PRECEDING THE APPLICABLE CLAIM, IF ANY OR (ii) $100. IT IS THE INTENTION OF YOU AND US THAT THIS PROVISION BE CONSTRUED BY A COURT AS BEING THE BROADEST LIMITATION OF LIABILITY CONSISTENT WITH APPLICABLE LAW. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OR EXCLUSION OF

THE LIMITATION OR EXCLUSION OF INCIDENTAL, CONSEQUENTIAL OR OTHER TYPES OF DAMAGES, SO SOME OF THE ABOVE LIMITATIONS MAY NOT APPLY TO YOU.

9. Indemnification.

You shall indemnify and hold harmless Commonwealth, its affiliates and licensors and their respective officers, directors, employees, contractors, agents, licensors and suppliers from and against any claims, liabilities, damages, judgments, awards, losses, costs, expenses or fees (including reasonable attorneys' fees) resulting from (i) your violation of these Terms, (ii) your use or access of the Services, (iii) your violation of any third party right, including without limitation, any intellectual property right or right of publicity, (iv) any claim that your use of the Services caused damage to a third party or (v) from any decisions or investments that you make based on the Services, Content or through any other investment vehicle made available via the Services.

10. Governing Law.

This Agreement shall be governed by the laws of the State of Delaware, without respect to its conflict of laws principles. You agree to submit to the personal jurisdiction

agree to submit to the personal jurisdiction of the federal and state courts located in the State of Delaware.

11. Arbitration and Class Action Waiver.

1. 1. Arbitration. READ THIS SECTION CAREFULLY BECAUSE IT REQUIRES THE PARTIES TO ARBITRATE THEIR DISPUTES AND LIMITS THE MANNER IN WHICH YOU CAN SEEK RELIEF FROM COMMONWEALTH. For any dispute with Commonwealth, you agree to first contact us at help@joincommonwealth.com and attempt to resolve the dispute with us informally. In the unlikely event that Commonwealth has not been able to resolve a dispute it has with you after 60 days, we each agree to resolve any claim, dispute, or controversy (excluding any claims for injunctive or other equitable relief as provided below) arising out of or in connection with or relating to this Agreement, or the breach or alleged breach thereof (collectively, "Claims"), by binding arbitration by JAMS, under the Optional Expedited Arbitration Procedures then in effect for JAMS, except as provided herein. JAMS may be contacted at

JAMS may be contacted at www.jamsadr.com. The arbitration will be conducted in Los Angeles, California, unless you and Commonwealth agree otherwise. If you are using the Services for commercial purposes, each party will be responsible for paying any JAMS filing, administrative and arbitrator fees in accordance with JAMS rules, and the award rendered by the arbitrator shall include costs of arbitration, reasonable attorneys' fees and reasonable costs for expert and other witnesses. If you are an individual using the Services for non-commercial purposes: (i) JAMS may require you to pay a fee for the initiation of your case, unless you apply for and successfully obtain a fee waiver from JAMS; (ii) the award rendered by the arbitrator may include your costs of arbitration, your reasonable attorney's fees, and your reasonable costs for expert and other witnesses; and (iii) you may sue in a small claims court of competent jurisdiction without first engaging in arbitration, but this does not absolve you of your commitment to engage in the

commitment to engage in the informal dispute resolution process. Any judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Nothing in this Section shall be deemed as preventing Commonwealth from seeking injunctive or other equitable relief from the courts as necessary to prevent the actual or threatened infringement, misappropriation, or violation of our data security, intellectual property rights or other proprietary rights.

1. 1. Class Action/Jury Trial Waiver. WITH RESPECT TO ALL PERSONS AND ENTITIES, REGARDLESS OF WHETHER THEY HAVE OBTAINED OR USED THE SERVICES FOR PERSONAL, COMMERCIAL OR OTHER PURPOSES, ALL CLAIMS MUST BE BROUGHT IN THE PARTIES' INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF OR CLASS MEMBER IN ANY PURPORTED CLASS ACTION, COLLECTIVE ACTION, PRIVATE ATTORNEY GENERAL ACTION OR OTHER REPRESENTATIVE PROCEEDING. THIS WAIVER APPLIES

PROCEEDING. THIS WAIVER APPLIES TO CLASS ARBITRATION, AND, UNLESS WE AGREE OTHERWISE, THE ARBITRATOR MAY NOT CONSOLIDATE MORE THAN ONE PERSON'S CLAIMS. YOU AGREE THAT, BY ENTERING INTO THIS AGREEMENT, YOU AND COMMONWEALTH ARE EACH WAIVING THE RIGHT TO A TRIAL BY JURY OR TO PARTICIPATE IN A CLASS ACTION, COLLECTIVE ACTION, PRIVATE ATTORNEY GENERAL ACTION, OR OTHER REPRESENTATIVE PROCEEDING OF ANY KIND

12. General Terms.

These Terms constitute the sole and entire agreement between you and Commonwealth with respect to the Services and supersede all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to the Services. No waiver of these Terms by Commonwealth shall be deemed a further or continuing waiver of such term or condition or any other term or condition, and any failure of Commonwealth to assert a right or provision under these Terms shall not constitute a waiver of such right or

not constitute a waiver of such right or provision. If any provision of these Terms is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable for any reason, such provision shall be modified to reflect the parties' intention or eliminated to the minimum extent such that the remaining provisions of the Terms will continue in full force and effect. The Terms, and any rights or obligations hereunder are not assignable, transferable, or sublicensable by you except with Commonwealth's prior written consent, but may be assigned or transferred by us without restriction. Any attempted assignment by you shall violate these Terms and be void. The section titles in the Terms are for convenience only and have no legal or contractual effect.

13. Contact.

All feedback, comments, requests for technical support, and other communications relating to the Services should be directed to: hello@joincommonwealth.com. By sending us any ideas, suggestions, documents or proposals (" Feedback "), you agree that (i) your Feedback does not contain the confidential or proprietary information of third-parties, (ii) we are under no obligation of confidentiality, express or implied, with respect to the Feedback, (iii) we may have

respect to the Feedback, (iii) we may have something similar to the Feedback already under consideration or in development that is owned by us, and (iv) you grant us an irrevocable, non-exclusive, royalty-free, perpetual, worldwide license to use, modify, prepare derivative works, publish, distribute and sublicense the Feedback, and you irrevocably waive, and cause to be waived, against Commonwealth and its users any claims and assertions of any moral rights contained in such Feedback.

* * * * *

Introduction to Electronic Funds Transfers
Commonwealth processes Electronic Funds Transfers (EFTs) as an efficient method to receive electronic deposits from investors, to purchase and redeem investments and to issue refunds to investors. EFTs are processed through the vehicles described below:

- The Automated Clearing House (ACH)
- The Fedwire
- Credit Card

Electronic Funds Transfers Agreement and Disclosure

This Electronic Funds Transfers Agreement and Disclosure (this Agreement) is the

and Disclosure (this Agreement) is the contract which covers you and our rights and responsibilities concerning the EFTs services offered to you by Commonwealth. In this Agreement, the words "you," "your," and "yours" mean an individual who signs up on the Commonwealth Online Platform ("Platform") and utilizes the Platform to participate in offerings (and any authorized users). The words "we," "us," and "our" mean Commonwealth Markets Inc. EFTs are electronically initiated transfers of money from your bank account or credit card account, which you utilize the Platform to initiate, and which allow you to participate in Commonwealth offerings. By using any Commonwealth service, you agree to the terms and conditions in this Agreement and any amendments for the EFTs services offered.

In order to use the payment functionality of Commonwealth, you authorize us to share your identity, bank account data and credit card account data with North Capital Private Securities (NCPS), a broker-dealer registered with the Securities and Exchange Commission and the Financial Industry Regulatory Authority, Inc., and with North Capital Investment Technology (NCIT) for the purpose of processing your EFTs, and

your identity, bank account data and credit card account data with North Capital Private Securities (NCPS), a broker-dealer registered with the Securities and Exchange Commission and the Financial Industry Regulatory Authority, Inc., and with North Capital Investment Technology (NCIT) for the purpose of processing your EFTs, and you are responsible for the accuracy and completeness of that data. You understand that you will access and are responsible for managing your bank account data and credit card account data through the Platform. You also authorize us and NCPS and NCIT to process EFTs as you direct through Commonwealth. You acknowledge that none of NCPS, NCIT or we will be liable for any loss, expense or cost arising out of EFT services provided through your use of Commonwealth, which are based on your instruction; NCPS and NCIT are third party beneficiaries to this Agreement.


10:26
Quick Things
In order to finalize your reservation, please answer 4 multiple choice questions. This typically takes less than 60 seconds.
LET'S START


10:26
1 of 4
What is your Accreditation status?
I'm an Accredited Investor
Because I have an individual income of more than $200,000 per year, or a joint income of $300,000 in each of the last two years
I'm an Accredited Investor
Because I have a net worth exceeding $1,000,000, excluding my primary residence, either individually or jointly with my spouse
I'm not an Accredited Investor
I acknowledge that my investment(s) in this offering is less than 10% of my net worth or annual gross income

9:41 AM

×

How many people do you typically attend races with?

I have never been to a horse race

< 2

3-5

7+


11:01
2 of 4
How much would you be willing to invest in a racehorse?
< $500
$500 - $1,000
$1,000+
Back


11:01
3 of 4
Have you ever owned a racehorse?
Yes
No
Back


11:01
4 of 4
Would you travel to see your horse in a race?
Yes
No
< Back


11:02
Your Spot is Reserved!
When this offering goes live you'll be among the first to know!
Racing is best with friends, so share the app now to tell others about Commonwealth!
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9:41 AM
Your Spot is Reserved!
When this offering goes live you'll be among the first to know! Racing is best with friends, so share the app now to tell others about Commonwealth!
SHARE
http://commonwealth.com/2018-bay-colt-orb-latique
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